UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2007

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27188	33-0557266
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2007, Dr. Gary Costley resigned from the Board of Directors (the “Board”) of Accelrys, Inc. (the “Company”).   There was no disagreement between Dr. Costley and the Company or the other members of the Board.

Prior to his resignation, Dr. Costley served as a Class I director of the Company.   On August 20, 2007, the Board elected Jeffrey Rodek to serve as a Class I director of the Company for a term expiring at the Company’s 2008 annual meeting of stockholders, and on August 30, 2007, at the Company’s annual meeting of stockholders, the Company’s stockholders re-elected Dr. Ricardo Levy and Mr. Kenneth Coleman as Class III directors of the Company for a term ending at the 2010 annual meeting of stockholders. Thus, the Company’s Board currently consists of five directors as it did prior to Mr. Rodek’s appointment.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 30, 2007, at the Company’s annual meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation, increasing the number of authorized shares of the Company’s common stock from 40,000,000 shares to 60,000,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

	By:	/s/ Rick Russo
Rick Russo
Senior Vice President and Chief Financial Officer

Date: August 30, 2007